Exhibit 10.34
First Amendment to Employment Agreement
This First Amendment, dated as of February 4, 2025 (this “Amendment”), to the Employment Agreement, dated as of September 9, 2022 (the “Agreement”), by and between BorgWarner Inc. (the “Company”) and Frederic B. Lissalde (“Executive”), is entered into by and between the Company and Executive.  Unless the context indicates otherwise, capitalized terms that are used and not otherwise defined herein shall have the meanings assigned in the Agreement.
WHEREAS, the Company and Executive entered into the Agreement to set forth their mutual agreement with respect to all matters relating to Executive’s continued employment with the Company followed by his retirement from the Company and as a member of the Board; and
WHEREAS, in view of Executive’s anticipated retirement in 2025, the Company and Executive desire to make certain changes to the Agreement relating to the equity award that Executive is entitled to receive in 2025 that the Company and Executive believe are mutually beneficial.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:
1.Section 3(c) of the Agreement be and it hereby is amended to provide that (a) the target grant date fair value of the equity award that Executive is entitled to receive in 2025 will be 8/12 of the value that would otherwise be granted to him and (b) as to vesting under Section 3(c) of the Agreement, (i) the restricted stock that is granted as part of such award shall vest in full and (ii) as to the performance shares granted as part of such award, following the end of the performance period, Executive shall be entitled to vest in the full number of performance shares earned, based on actual achievement of the applicable performance goals, without pro ration.
2.Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
BORGWARNER INC.

By_______________________________________
Name: Tonit Calaway
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXECUTIVE

__________________________________________
Frederic B. Lissalde

4901-3635-7649.3